Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of the 31st day of July, 2008 (the “Amendment Date”), between AEROGROW INTERNATIONAL, INC., a Nevada corporation (“Borrower”) and FCC, LLC d/b/a First Capital, a Florida limited liability company (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 23, 2008 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.	The Agreement is amended by deleting Item 1(a)(ii)(B) of the Schedule and substituting the following in lieu thereof:

(B)           the lesser of:

(1)	$5,000,000,

(2)	50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory.

provided, however, that the aggregate principal amount available to be borrowed against Eligible Inventory under this clause (B) (i) shall not exceed 85% of the Obligations from July 1, 2008 through and including September 15, 2008; (ii) shall not exceed 60% of the Obligations from September 16, 2008 through and including September 30, 2008; and (iii) shall not exceed 40% of the Obligations beginning October 1, 2008 and at all times thereafter, except that during the months of July, August and September of each calendar year (beginning with 2009 calendar year) the aggregate principal amount available to be borrowed against Eligible Inventory under this clause (B) (i) shall not exceed 60% of the Obligations;

3.	The Agreement is amended by deleting Item 8 of the Schedule and substituting the following in lieu thereof:

Interest Margin:     (i) So long as Borrower maintains a ratio of Indebtedness to Tangible Net Worth less than or equal to the following table, the Interest Margin shall be 2.0%.

Month Ending	Ratio
09/30/08 (measured quarterly)	5.75x
12/31/08 (measured quarterly)	3.00x
03/31/09 and thereafter (measured quarterly on 3/31/09 and monthly thereafter)	2.25x

In addition, so long as Borrower maintains a ratio of Indebtedness to Tangible Net Worth less than or equal to the above table, AND Borrower is otherwise in compliance with all terms and conditions of the Agreement as of 12/31/08, then the Interest Margin will reduce to 1.50%.  The 12/31/08 adjustment, in Lender’s sole discretion, shall be based on preliminary year-end financial statements provided by Borrower.  Should the results of Borrower’s year-end audited financial statements show that Borrower is not in compliance with all terms and conditions of the Agreement (but Borrower is otherwise in compliance with the above table), the Interest Margin shall immediately and automatically revert to 2.0% as of 1/1/09, and Borrower will repay to Lender, on demand, all amounts due thereon.

(ii)  If Borrower fails, at any time, to maintain a ratio of Indebtedness to Tangible Net Worth less than or equal to the table set forth in subsection (i) above, the Interest Margin shall be 3.5%.

(iii)  Nothing in this Item 8 of the Schedule shall be construed to limit or waive Lender’s option to increase the rate of interest on the unpaid principal balance of the Obligations whenever there is a Default under the Agreement (as more fully described in Section 3(b) of the Agreement).

4.	The Agreement is amended by deleting Item 21(b) of the Schedule and substituting the following in lieu thereof:

(b)	Borrower shall maintain a Tangible Net Worth, plus the outstanding principal balance of Subordinated Debt, as follows:

Month Ending	Amount
06/30/08 (measured quarterly)	$1,750,000
09/30/08 (measured quarterly)	$2,500,000
12/31/08 (measured quarterly)	$5,000,000
3/31/09 and thereafter (measured quarterly on 3/31/09 and monthly therafter)	$5,500,000

As used herein, “Tangible Net Worth” means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP, less all amounts due from Borrower’s Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess cost of investments in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

5.	The Agreement is amended by deleting Item 21(c) of the Schedule and substituting the following in lieu thereof:

(c)           Borrower shall maintain a ratio of Indebtedness to Tangible Net Worth less than or equal to the following:

Month Ending	Ratio
06/30/08 (measured quarterly)	3.75x
09/30/08 (measured quarterly)	7.00x
12/31/08 (measured quarterly)	4.00x
03/31/09 and thereafter (measured quarterly on 3/31/09 and monthly thereafter)	3.25x

6.
To induce Lender to enter into this Amendment, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Agreement or any of the other Loan Documents.

7.
In consideration of the modification of the Agreement, and to compensate Lender for underwriting the credit accommodations described in this Amendment, Borrower agrees to pay Lender a fee in the amount of $25,000 on the date hereof.  In the event that the amount borrowed against Eligible Inventory under Item 1(a)(ii)(B) of the Schedule exceeds 80% of the Obligations at any time during the period of July 1, 2008 through and including September 15, 2008, then Borrower agrees to pay Lender a one-time fee in the amount of $10,000 within five Business Days of Lender’s demand.  Borrower hereby authorizes Lender to charge such foregoing amounts to the Borrower as revolving loans under the Agreement.  Such fees are fully earned on the date hereof and are not subject to refund or rebate.  Such fees are fees for services and are not interest or a charge for the use of money.

8.
Borrower hereby restates, ratifies and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

9.
Except as set forth herein, the Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrower to Lender.

10.
To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and Lender’s officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, known or unknown, that Borrower now has or ever has had against Lender, whether arising under or in connection with the Agreement or otherwise

11.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

12.	This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

13.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the date first above written.

AEROGROW INTERNATIONAL, INC.

By:  /s/ H. MacGregor Clarke
Greg Clarke, CFO

FCC, LLC d/b/a FIRST CAPITAL

By:  /s/ Lee E. Elmore
Lee E. Elmore, Senior Vice President

The undersigned hereby acknowledge, consent and agree to the foregoing Amendment and agree his respective Validity Agreement or Limited Guaranty of Individual (as applicable and as may be amended from time to time) executed by the undersigned in connection with the Agreement remains in full force and effect notwithstanding the modification of the Agreement pursuant to the foregoing Amendment, subject to no right of offset, claim or counterclaim.

/s/ Jack J. Walker
Jack J. Walker

/s/ Jervis B. Perkins
Jervis Perkins

/s/ H. MacGregor Clarke
Greg Clarke